UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 19, 2012, the Board of Directors (the “Board”) of Gentherm Incorporated (the “Company”), pursuant to its powers under the Bylaws of the Company, increased its size from eight to nine directors. At the same time, the Board appointed Lewis Booth to fill the vacancy created by such increase, with such appointment effective as of January 1, 2013. Mr. Booth will stand for re-election at the next annual meeting of the stockholders of the Company in 2013.

Mr. Booth is the former Executive Vice President and Chief Financial Officer of Ford Motor Company, having held such position from November, 2008 until his retirement in April, 2012. From 2005 until he took the above position, Mr. Booth was Executive Vice President responsible for Ford of Europe, Volvo Car Corporation and Ford Export Operations and Global Growth Initiatives. Mr. Booth was President and COO and then Chairman and CEO of Ford of Europe from 2003 to 2005. Mr. Booth currently serves on the Board of Directors of Rolls-Royce Holdings and Mondelez International. Mr. Booth will serve on the Company’s Audit Committee and Nominating Committee and will be compensated in the same manner as the other independent directors for his service on the Board.

A copy of the Company’s news release dated December 21, 2012 announcing Mr. Booth’s appointment to the Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this report by reference. The information in the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Company news release dated December 21, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date: December 21, 2012

Exhibit Index

99.1	Company news release dated December 21, 2012